EXHIBIT 99.1

Eagle Bancorp, Inc. Announces $2.1 Million 3rd Quarter Net Income Available to Common Shareholders and a 20% Decline in Nonperforming Assets in the 3rd Quarter

BETHESDA, Md., Oct. 22, 2009 (GLOBE NEWSWIRE) -- Eagle Bancorp, Inc. (the "Company") (Nasdaq:EGBN), the parent company of EagleBank, today announced net income of $2.7 million for the quarter ended September 30, 2009, a 21% increase over the $2.3 million for the quarter ended September 30, 2008. Net income available to common shareholders was $2.1 million ($0.16 per basic common share and $0.15 per diluted common share) for the three months ended September 30, 2009, compared to $2.3 million ($0.20 per basic common share and $0.19 per diluted common share) for the three months ended September 30, 2008, a 5% decrease.

For the nine months ended September 30, 2009, the Company's net income was $7.5 million, a 30% increase over the $5.8 million for the nine months ended September 30, 2008. Net income available to common shareholders was $5.7 million ($0.44 per basic common share and $0.43 per diluted common share), as compared to $5.8 million ($0.53 per basic common share and $0.52 per diluted common share) for the same period in 2008, a 1% decrease.

"After completing a very successful offering of $55 million of common stock during the quarter, to support continued growth, we are very pleased to report our results for the third quarter of 2009. These results reflect earnings growth, continued deposit growth and continued declines in the level of nonperforming assets," noted Ronald D. Paul, Chairman, President and Chief Executive Officer of Eagle Bancorp, Inc. "At a time of continuing stress in our financial markets and in the general economy, Eagle Bancorp continues to perform well in many aspects," added Mr. Paul. "EagleBank has remained diligent in meeting the credit needs of its clients throughout its market area, as reflected by the $147 million, or 13%, loan growth over the past twelve months. Over the same time period, total deposits increased $195 million, or 17%, from core deposit growth. The continued growth in loans and deposits is a clear sign that the integration of Eagle Bancorp and Fidelity & Trust Financial Corporation ("Fidelity") and its subsidiary Fidelity & Trust Bank has been successful and that we have been able to maintain the high standard of banking that our new and existing customers deserve."

The continued growth in loans, average deposits, and other funding sources were the major drivers of the increase in net interest income for the three and nine months ended September 30, 2009, as compared to the three and nine month periods ended September 30, 2008. Both lending and deposit activities showed growth for the three and nine months ended September 30, 2009 as compared to the same periods in 2008. Average loans increased 43% and 61% for the three and nine months ended September 30, 2009, respectively. Average deposits increased 53% and 65% for the three and nine months ended September 30, 2009, respectively. Both periods gains were due in part to the acquisition of Fidelity, completed as of August 31, 2008.

At September 30, 2009, total assets were $1.7 billion compared to $1.5 billion at September 30, 2008, a 15% increase. Total deposits amounted to $1.3 billion, at September 30, 2009, a 17% increase over deposits of $1.1 billion at September 30, 2008, while total loans increased to $1.3 billion at September 30, 2009, from $1.2 billion at September 30, 2008, a 13% increase. Total borrowed funds, which include customer repurchase agreements, decreased to $138.6 million at September 30, 2009 from $195.4 million at September 30, 2008, a 29% decrease, as substantial growth in core deposits was used to pay-down alternative funding sources.

Mr. Paul added, "In spite of uncertainty in the financial markets and a difficult interest rate environment the Company maintained a strong net interest margin for the third quarter of 2009 of 3.77%, which was slightly lower than the net interest margin in the second quarter of 2009 of 3.91%. The slightly lower margin in the third quarter was due to higher average liquidity during the quarter ended September 30, 2009 as compared to the quarter ended June 30, 2009." The higher average liquidity is reflected in higher average federal funds sold as both the average and quarterly growth in deposits in the third quarter of 2009 exceeded loan growth. Loan growth amounted to $4 million in the third quarter, as compared to $84 million of deposit growth. The slower loan growth is attributable to both seasonality and to anticipated loan fundings in the third quarter which carried into the fourth quarter of 2009. Based on the current amount of loan commitments, fourth quarter loan growth appears to be strong. The significant increase in deposits in the third quarter is primarily attributable to a marketing campaign for money market accounts.

At September 30, 2009, the Company's level of nonperforming assets of $27.4 million, representing 1.63% of total assets, was lower than the $34.1 million of nonperforming assets or 2.14% of total assets, at June 30, 2009. At December 31, 2008, nonperforming assets were $26.4 million, 1.76% of total assets. Management remains attentive to early signs of deterioration in borrowers' financial conditions and to taking the appropriate action to mitigate risk. Furthermore, the Company is diligent in placing loans on nonaccrual status and believes, based on its loan portfolio risk analysis, that its allowance for loan losses at 1.51% of total loans at September 30, 2009 is adequate to absorb potential credit losses in the loan portfolio at that date. Included in nonperforming assets, at September 30, 2009, the Company held $4.6 million of Other Real Estate Owned ("OREO") as compared to $909 thousand at December 31, 2008 and $65 thousand at September 30, 2008.

Analysis of the three months ended September 30, 2009 versus 2008

For the three months ended September 30, 2009, the Company reported an annualized return on average assets of 0.67% as compared to 0.82% for the three months ended September 30, 2008. The annualized return on average common equity for the most recent quarter was 7.62%, as compared to 9.97% for the three months ended September 30, 2008. Declines in these ratios were due primarily to declines in the net interest margin, which factor is affecting all financial institutions, and to substantially higher provisions for loan losses.

Net interest income increased 38% for the three months ended September 30, 2009 over 2008, as the effect of balance sheet growth was partially offset by a 34 basis points decline in the net interest margin over the past twelve months. For the three months ended September 30, 2009, the net interest margin was 3.77% as compared to 4.11% for the three months ended September 30, 2008. The Company's net interest margin for the third quarter of 2009 declined by 14 basis points to 3.77% from 3.91% for the second quarter of 2009, due to slower loan growth and higher level of average balance sheet liquidity in the third quarter of 2009 as compared to the second quarter of 2009. Additionally, the $12.15 million of subordinated notes issued on August 28, 2008 represent an additional category of interest expense for the third quarter of 2009 which only existed in the last month of the third quarter of 2008. The Company's net interest margin remains favorable to peer banking companies.

The provision for credit losses was $1.9 million for the three months ended September 30, 2009 as compared to $995 thousand for the three months ended September 30, 2008. At September 30, 2009, the allowance for credit losses represented 1.51% of loans outstanding, as compared to 1.45% at December 31, 2008 and 1.46% at September 30, 2008. The higher provisioning and higher allowance percentages in the third quarter of 2009 as compared to the third quarter of 2008 are primarily attributable to higher levels of net credit losses and to risk migration within the loan portfolio due to assessments of general weakness in current economic conditions in the third quarter of 2009. Net credit losses represented 0.48% of average loans in the third quarter of 2009, as compared to 0.27% of average loans in the third quarter of 2008.

At September 30, 2009, the allowance for credit losses represented 88% of nonperforming loans as compared to 72% at December 31, 2008 and 82% at September 30, 2008. The higher coverage ratio at September 30, 2009 is due to the decline in nonperforming loans over the past two quarters. At September 30, 2009, approximately $13.1 million of nonperforming loans represent impaired loans acquired from Fidelity (58% of nonperforming loans) which in accordance with generally accepted accounting principles, are carried at fair value, without any allowance attributable to pre-acquisition deterioration. Adjusting for these impaired loans carried at fair value, the pro-forma coverage ratio of the allowance to nonperforming loans is 92%.

For the three months ended September 30, 2009, the Company recorded net charge-offs of $1.6 million as compared to $540 thousand of net charge-offs for the three months ended September 30, 2008. Net charge-offs in the third quarter of 2009 were attributable to charge-offs in the unguaranteed portion of SBA loans ($107 thousand), commercial and industrial loans ($631 thousand), consumer loans ($258 thousand), mortgage loans ($391 thousand), and commercial real estate investment property loans ($186 thousand), and owner occupied commercial real estate loans ($6 thousand).

The ratio of nonperforming loans to total loans declined significantly to 1.73% of total loans at September 30, 2009 as compared to 2.36% of total loans at June 30, 2009. Total nonperforming loans were $22.8 million at September 30, 2009 as compared to $31.0 million at June 30, 2009, a decline of $8.2 million. The ratio of nonperforming loans to total loans at September 30, 2009 of 1.73% as compared to 1.79% of total loans at September 30, 2008, due to a small increase in nonperforming loans of $1.8 million year over year offset by a larger loan portfolio at September 30, 2009.

Noninterest income for the three months ended September 30, 2009 increased to $1.5 million from $1.2 million for the three months ended September 30, 2008, a 24% increase. This increase was due primarily to higher service charges on deposit accounts of $195 thousand, and to higher gains realized on the sale of residential and SBA loans of $165 thousand.

Noninterest expenses were $10.3 million for the three months ended September 30, 2009, as compared to $7.6 million for the three months ended September 30, 2008, a 36% increase. The Fidelity acquisition increased the size of the organization resulting in higher staff levels and related personnel costs of $956 thousand, increased occupancy costs of $418 thousand, and higher data processing of $247 thousand. In addition, higher costs were incurred for marketing and advertising of $103 thousand, legal, accounting and professional fees of $416 thousand, and FDIC insurance of $398 thousand. Other expenses increased $172 thousand primarily due to $37 thousand in OREO expenses, $33 thousand in record management and storage costs, $45 thousand in amortization of core deposits, and $57 thousand in general and administrative costs. The efficiency ratio, which measures the ratio of noninterest expense to total revenue, was 62.29% for the third quarter of 2009, as compared to 62.51% for the third quarter of 2008.

Analysis of the nine months ended September 30, 2009 versus 2008

For the nine months ended September 30, 2009, the Company reported an annualized return on average assets of 0.64% as compared to 0.81% for the first nine months of 2008, while the annualized return on average common equity was 7.02% in 2009, as compared to 8.95% for the same nine month period in 2008. Declines in these ratios were due primarily to declines in the net interest margin, and to substantially higher provisions for loan losses.

For the first nine months of 2009, net interest income increased 49% over the same period for 2008. Average loans increased 61% and average deposits increased by 65%. Both periods gains were due in part to the acquisition of Fidelity completed August 31, 2008. The net interest margin was 3.81% for the first nine months in 2009 as compared to 4.20% for the first nine months in 2008, as the effects of a steep decline in market interest rates impacted the Company.

The provision for credit losses was $5.1 million for the first nine months of 2009 as compared to $2.5 million in 2008. The higher provisioning in the first nine months of 2009 as compared to 2008 is attributable to higher net charge-offs in 2009, risk migration within the portfolio and increased reserves for problem loans.

For the nine months ended September 30, 2009 net charge-offs totaled $3.6 million (0.37% of average loans) versus $958 thousand (0.16% of average loans) for the nine months ended September 30, 2008. Net charge-offs in the nine months ended September 30, 2009 were attributable to charge-offs in the unguaranteed portion of SBA loans ($302 thousand), commercial and industrial loans ($2.1 million), consumer loans ($380 thousand), mortgage loans ($391 thousand), and commercial real estate investment property loans ($373 thousand) and owner occupied commercial real estate loans ($38 thousand).

Noninterest income for the first nine months of 2009 was $6.0 million compared to $3.1 million in the first nine months of 2008, an increase of 94%. This increase was due primarily to higher service charges of $889 thousand resulting primarily from increased numbers of deposit accounts, higher gains realized on the sale of residential and SBA loans of $544 thousand, and gains realized on the investment securities portfolio of $1.5 million. Investment gains were the result of asset/liability management decisions in the second quarter of 2009 to reduce call risk in the portfolio of U.S. Agency securities, to reduce potential extension risk in longer term U.S. Agency mortgage backed securities and to better position the investment portfolio for potentially higher interest rates over future years.

Noninterest expenses were $32.1 million for the first nine months of 2009, as compared to $20.3 million for 2008, a 58% increase. The primary reason for this increase was the Fidelity acquisition which increased the size of the organization resulting in higher staff levels and related personnel costs of $4.0 million, increased occupancy costs of $1.9 million, and data processing of $627 thousand. In addition, higher costs were incurred for marketing and advertising of $465 thousand, legal, accounting and professional fees of $1.4 million, and FDIC insurance fees of $2.1 million which includes the special FDIC assessment of approximately $723 thousand recorded in the second quarter of 2009 and increased deposit insurance rates beginning in the first quarter of 2009. Other expenses increased $1.3 million primarily due to $199 thousand in OREO expenses, $224 thousand for a director fee agreement termination payment, $123 thousand in amortization of core deposit intangibles, $102 thousand in record management and storage costs, $79 thousand in insurance expense and $573 thousand in general and administrative costs due to the growth of the organization subsequent to the Fidelity acquisition. For the nine months ended September 30, 2009, the efficiency ratio was 65.84% as compared to 63.74% for the nine months ended September 30, 2008.

The Company and EagleBank were well capitalized at September 30, 2009. On August 15, 2009, the Company paid the quarterly dividend payment of $478 thousand on the $38.2 million of preferred stock Series A, issued in December 2008 to the U.S. Treasury under the Capital Purchase Plan (commonly referred to as TARP). On September 21, 2009, the Company sold 6,731,640 shares of its common stock at $8.20 per share, including 878,040 shares subject to the underwriter's over-allotment option. As a result of the capital raise, we expect to receive approval from the U.S. Treasury to reduce by 50% the number of shares of common stock subject to the warrant issued to the Treasury. The additional capital substantially improves already healthy capital ratios. At September 30, 2009, Eagle Bancorp had a total risk based capital ratio of 15.57%, a Tier 1 risk based capital ratio of 13.65%, and a tangible common equity capital ratio of 9.56%.

The financial information which follows on the following pages provides more detail on the Company's performance for the nine and three months ended September 30, 2009 as compared to the nine and three months ended September 30, 2008, as well as providing eight quarters of trend data. Persons wishing additional information should refer to the Company's Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission (the "SEC").

About Eagle Bancorp: The Company is the holding company for EagleBank which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and conducts full service commercial banking through thirteen offices, located in Montgomery County, Maryland, Washington, D.C. and Fairfax County, Virginia. A new office in Potomac, Maryland is planned to open in the fourth quarter of 2009. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

The Eagle Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6101

Conference Call: Eagle Bancorp will host a conference call to discuss the third quarter financial results on Thursday October 22, 2009 at 10:00 a.m. eastern time. The public is invited to listen to and participate in this conference call by dialing 888-215-6982, or by accessing the call on the Company's website, www.eaglebankcorp.com. A replay of the conference call will be available through the Company's website through November 5, 2009.

Forward-looking Statements: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market, interest rates and interest rate policy, competitive factors, the Company's ability to successfully integrate the operations of Fidelity and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance.

 Eagle Bancorp, Inc.
 Financial Highlights
 (in thousands,
  except per
  share data)         Nine Months Ended        Three Months Ended
                        September 30,             September 30,
                   ------------------------  ------------------------
 Income               2009         2008         2009         2008
 Statements:       (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)
 ----------
 Total interest
  income           $    61,925  $    44,753  $    21,426  $    16,744
 Total interest
  expense               19,124       15,996        6,408        5,829
                   -----------  -----------  -----------  -----------
 Net interest
  income                42,801       28,757       15,018       10,915
 Provision for
  credit losses          5,141        2,529        1,857          995
                   -----------  -----------  -----------  -----------
 Net interest
  income after
  provision for
  credit losses         37,660       26,228       13,161        9,920
                   -----------  -----------  -----------  -----------
   Noninterest
    income (before
    investment
    gains)               4,484        3,050        1,486        1,150
   Investment
    gains                1,537           55           --           45
                   -----------  -----------  -----------  -----------
 Total noninterest
  income                 6,021        3,105        1,486        1,195
                   -----------  -----------  -----------  -----------
 Total noninterest
  expense               32,146       20,310       10,280        7,570
                   -----------  -----------  -----------  -----------
 Income before
  income tax
  expense               11,535        9,023        4,367        3,545
 Income tax expense      4,067        3,256        1,625        1,284
                   -----------  -----------  -----------  -----------
 Net income              7,468        5,767        2,742        2,261
 Preferred stock
  dividends and
  discount
  accretion              1,767           --          595           --
                   -----------  -----------  -----------  -----------
 Net Income
  Available to
  Common
  Shareholders     $     5,701  $     5,767  $     2,147  $     2,261
                   ===========  ===========  ===========  ===========

 Per Share Data (1):
 ------------------
 Earnings per
  weighted average
  common share,
  basic            $      0.44  $      0.53  $      0.16  $      0.20
 Earnings per
  weighted average
  common share,
  diluted          $      0.43  $      0.52  $      0.15  $      0.19
 Weighted average
  common shares
  outstanding,
  basic             12,999,331   11,021,229   13,504,539   11,482,401
 Weighted average
  common shares
  outstanding,
  diluted           13,112,736   11,160,206   13,794,355   11,576,095
 Actual shares
  outstanding       19,505,339   12,686,128   19,505,339   12,686,128
 Book value per
  common share
  at period end    $      8.46  $      7.93  $      8.46  $      7.93
 Tangible book
  value per common
  share at
  period end       $      8.23  $      7.70  $      8.23  $      7.70
 Dividend per
  common share     $        --  $    0.1091  $        --  $        --

 Performance Ratios
  (annualized):
 ------------------
 Return on average
  assets                  0.64%        0.81%        0.67%        0.82%
 Return on average
  common equity           7.02%        8.95%        7.62%        9.97%
 Net interest
  margin                  3.81%        4.20%        3.77%        4.11%
 Efficiency
  ratio (2)              65.84%       63.74%       62.29%       62.51%

 Other Ratios:
 -------------
 Allowance for
  credit losses
  to total loans          1.51%        1.46%        1.51%        1.46%
 Allowance for
  credit losses
  to total
  nonperforming
  loans                  87.50%       81.53%       87.50%       81.53%
 Allowance for
  credit losses
  to total
  nonperforming
  assets                 72.85%       81.28%       72.85%       81.28%
 Nonperforming
  loans to
  total loans             1.73%        1.80%        1.73%        1.80%
 Nonperforming
  assets to
  total assets            1.63%        1.45%        1.63%        1.45%
 Net charge-offs
  (annualized)
   to average loans       0.37%        0.16%        0.48%        0.27%
 Common equity to
  total assets            9.71%        6.90%        9.71%        6.90%
 Tier 1 leverage
  ratio                  11.68%        8.79%       11.68%        8.79%
 Tier 1 risk based
  capital ratio          13.65%        7.55%       13.65%        7.55%
 Total risk based
  capital ratio          15.57%        9.75%       15.57%        9.75%
 Tangible common
  equity to
  tangible assets         9.56%       10.71%        9.56%       10.71%

 Loan Balances -
  Period End (in
  thousands):
 ---------------
 Commercial and
  Industrial       $   327,245  $   302,534  $   327,245  $   302,534
 Commercial real
  estate -  owner
  occupied         $   191,455  $   169,733  $   191,455  $   169,733
 Commercial real
  estate - income
  producing        $   451,195  $   329,179  $   451,195  $   329,179
 1-4 Family
  mortgage         $     9,044  $    10,000  $     9,044  $    10,000
 Construction -
  commercial and
  residential      $   244,317  $   273,809  $   244,317  $   273,809
 Home equity       $    87,213  $    76,374  $    87,213  $    76,374
 Other consumer    $     6,620  $     8,954  $     6,620  $     8,954

 Average
  Balances
  (in
  thousands):
 ------------
 Total assets      $ 1,549,600  $   950,317  $ 1,631,200  $ 1,098,362
 Total earning
  assets           $ 1,500,928  $   913,939  $ 1,579,603  $ 1,057,543
 Total loans (3)   $ 1,299,212  $   808,337  $ 1,317,685  $   922,224
 Total deposits    $ 1,215,138  $   734,536  $ 1,321,405  $   863,930
 Total borrowings  $   178,628  $   124,614  $   146,819  $   138,374
 Total
  stockholders'
  equity           $   146,711  $    86,059  $   153,171  $    90,223

 (1) Per share amounts and the number of outstanding shares have been adjusted to give effect to the 10% common stock dividend paid on
     October 1, 2008
 (2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income
 (3) Includes loans held for sale

 Eagle Bancorp, Inc.
 Statements of Financial Condition
 (dollars in thousands)
                                     Sept. 30,    Dec. 31,  Sept. 30,
                                       2009        2008       2008
                                    (Unaudited)  (Audited)  (Unaudited)
                                    ----------  ----------  ----------
 Assets
 Cash and due from banks            $   21,253  $   27,157  $   27,452
 Federal funds sold                     83,002         191      11,668
 Interest bearing deposits with
  banks and other short term
  investments                            7,433       2,489       6,958
 Investment securities available
  for sale, at fair value              219,652     169,079     213,915
 Loans held for sale                     1,068       2,718       2,844
 Loans                               1,317,089   1,265,640   1,170,583
 Less: Allowance for credit losses     (19,929)    (18,403)    (17,119)
                                    ----------  ----------  ----------
  Loans, net                         1,297,160   1,247,237   1,153,464
 Premises and equipment, net             9,246       9,666       9,724
 Deferred income taxes                  11,011      11,106       5,392
 Bank owned life insurance              12,797      12,450      12,334
 Intangible assets, net                  4,447       2,533       2,863
 Other real estate owned                 4,581         909          65
 Other assets                           11,123      11,292      10,866
                                    ----------  ----------  ----------
 Total Assets                       $1,682,773  $1,496,827  $1,457,545
                                    ==========  ==========  ==========

 Liabilities and
  Stockholders' Equity
 Noninterest bearing deposits       $  233,994  $  223,580  $  214,160
 Interest bearing transaction           55,513      54,801      62,177
 Savings and money market              475,138     271,791     281,215
 Time, $100,000 or more                264,089     249,516     275,296
 Other time                            303,268     329,692     304,519
                                    ----------  ----------  ----------
  Total deposits                     1,332,002   1,129,380   1,137,367
 Customer repurchase agreements
  and federal funds purchased           79,301      98,802     104,243
 Other short-term borrowings            30,000      55,000      15,000
 Long-term borrowings                   29,300      62,150      76,150
 Other liabilities                      10,654       9,124      24,192
                                    ----------  ----------  ----------
  Total liabilities                  1,481,257   1,354,456   1,356,952

 Stockholders' Equity
 Preferred stock, par value $.01 per
  share, shares authorized
  1,000,000, Series A, $1,000 per
  share liquidation preference,
  shares issued and outstanding
  38,235, 38,235, and 0
  respectively, discount of $1,642,
  $1,892, and $0, respectively, net     36,541      36,312          --
 Common stock, $0.01 par value;
  shares authorized 50,000,000,
  shares issued and outstanding
  19,505,339, 12,714,355, and
  11,532,844, respectively                 195         127         115
 Warrants                                1,892       1,892          --
 Additional paid in capital            128,977      76,822      76,643
 Retained earnings                      30,756      24,866      23,223
 Accumulated other
  comprehensive income                   3,155       2,352         612
                                    ----------  ----------  ----------
 Total stockholders' equity            201,516     142,371     100,593
                                    ----------  ----------  ----------
 Total Liabilities and
  Stockholders' Equity              $1,682,773  $1,496,827  $1,457,545
                                    ==========  ==========  ==========

 EAGLE BANCORP, INC.
 Consolidated Statements of Operations
 For the Nine and Three Month Periods Ended September 30, 2009 and
  2008 (Unaudited)
 (dollars in thousands, except per share data)

                                  Nine Months Ended Three Months Ended
                                     September 30,     September 30,
                                   ----------------  ----------------
                                     2009     2008     2009     2008
                                   -------  -------  -------  -------
 Interest Income
   Interest and fees on loans      $56,427  $41,098  $19,744  $15,274
   Interest and dividends on
    investment securities            5,391    3,418    1,623    1,365
   Interest on balances with
    other banks and short-term
    investments                         56       74       19       --
   Interest on federal funds sold       51      163       40      105
                                   -------  -------  -------  -------
     Total interest income          61,925   44,753   21,426   16,744
                                   -------  -------  -------  -------
 Interest Expense
   Interest on deposits             16,090   13,130    5,481    4,794
   Interest on customer repurchase
    agreements and federal funds
    purchased                          774    1,019      200      324
   Interest on short-term borrowings   428      381      270       83
   Interest on long-term borrowings  1,832    1,466      457      628
                                   -------  -------  -------  -------
     Total interest expense         19,124   15,996    6,408    5,829
                                   -------  -------  -------  -------
 Net Interest Income                42,801   28,757   15,018   10,915
 Provision for Credit Losses         5,141    2,529    1,857      995
                                   -------  -------  -------  -------
 Net Interest Income After
  Provision For Credit Losses       37,660   26,228   13,161    9,920
                                   -------  -------  -------  -------

 Noninterest Income
   Service charges on deposits       2,182    1,293      727      532
   Gain on sale of loans               950      406      292      127
   Gain on sale of investment
    securities                       1,537       55       --       44
   Increase in the cash surrender
    value of bank owned life
    insurance                          348      350      118      117
   Other income                      1,004    1,001      349      375
                                   -------  -------  -------  -------
     Total noninterest income        6,021    3,105    1,486    1,195
                                   -------  -------  -------  -------
 Noninterest Expense
   Salaries and employee benefits   15,477   11,458    5,128    4,172
   Premises and equipment            5,500    3,563    1,798    1,380
   Marketing and advertising           785      320      228      125
   Data processing                   1,780    1,153      658      411
   Legal, accounting and
    professional fees                2,041      656      664      248
   FDIC insurance premiums           2,465      399      550      152
   Other expenses                    4,098    2,761    1,254    1,082
                                   -------  -------  -------  -------
     Total noninterest expense      32,146   20,310   10,280    7,570
                                   -------  -------  -------  -------
 Income Before Income
  Tax Expense                       11,535    9,023    4,367    3,545
 Income Tax Expense                  4,067    3,256    1,625    1,284
                                   -------  -------  -------  -------
 Net Income                          7,468    5,767    2,742    2,261
 Preferred Stock Dividends
  and Discount Accretion             1,767       --      595       --
                                   -------  -------  -------  -------
 Net Income Available to
  Common Shareholders              $ 5,701  $ 5,767  $ 2,147  $ 2,261
                                   =======  =======  =======  =======

 Earnings Per Common Share
   Basic                           $  0.44  $  0.53  $  0.16  $  0.20
   Diluted                         $  0.43  $  0.52  $  0.15  $  0.19
 Dividends Declared Per
  Common Share                     $    --  $0.1091  $    --  $    --

                          EAGLE BANCORP, INC.
 Average Balances, Interest Yields And Rates, And Net Interest Margin
                              (Unaudited)
                        (dollars in thousands)

                              Three Months Ended September 30,
                ------------------------------------------------------
                             2009                        2008
                --------------------------  --------------------------
                                    Average                     Average
                 Average             Yield/  Average             Yield/
                 Balance   Interest  Rate    Balance   Interest  Rate
                --------------------------  --------------------------

 ASSETS
 Interest
  earning
  assets:
 Interest
  bearing
  deposits
  with other
  banks and
  other short-
  term
  investments   $    2,989  $    19  2.39%  $    2,386  $    17  2.83%
 Loans(1)(2)(3)  1,317,685   19,744  5.94%     922,224   15,274  6.59%
 Investment
  securities
  available
  for sale (3)     186,612    1,623  3.45%     112,422    1,348  4.77%
 Federal funds
  sold              72,317       40  0.22%      20,511      105  2.04%
                -------------------         -------------------
   Total
    interest
    earning
    assets       1,579,603   21,426  5.38%   1,057,543   16,744  6.30%
                -------------------         -------------------

 Total
  noninterest
  earning
  assets            71,251                      52,575
 Less:
  allowance
  for credit
  losses            19,654                      11,756
                ----------                  ----------
     Total
      non-
      interest
      earning
      assets        51,597                      40,819
                ----------                  ----------
     TOTAL
      ASSETS    $1,631,200                  $1,098,362
                ==========                  ==========

 LIABILITIES
  AND
  STOCKHOLDERS'
  EQUITY
 Interest
  bearing
  liabilities:
 Interest
  bearing
  transaction   $   54,390  $    44  0.32%  $   48,855      $93  0.76%
 Savings and
  money market     457,277    1,885  1.64%     236,256    1,052  1.77%
 Time deposits     576,978    3,552  2.44%     410,982    3,649  3.53%
 Customer
  repurchase
  agreements
  and federal
  funds
  purchased         85,103      200  0.93%      65,512      324  1.97%
 Other
  short-term
  borrowings        30,000      270  3.44%      15,198       83  2.17%
 Long-term
  borrowings        31,716      457  5.84%      57,664      628  4.33%
                -------------------         -------------------
   Total
    interest
    bearing
    liabilities  1,235,464    6,408  2.06%     834,467    5,829  2.78%
                -------------------         -------------------

 Noninterest
  bearing
  liabilities:
 Noninterest
  bearing
  demand           232,760                     167,837
 Other
  liabilities        9,805                       5,835
                ----------                  ----------
   Total
    noninterest
    bearing
    liabilities    242,565                     173,672
                ----------                  ----------

 Stockholders'
  equity           153,171                      90,223
                ----------                  ----------
   TOTAL
    LIABILITIES
    AND
    STOCK-
    HOLDERS'
    EQUITY      $1,631,200                  $1,098,362
                ==========                  ==========

 Net interest
  income                    $15,018                     $10,915
                            =======                     =======
 Net interest
  spread                             3.32%                       3.52%
 Net interest
  margin                             3.77%                       4.11%

 (1) Includes loans held for sale.
 (2) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $451 thousand and $462 thousand for the three months ended September 30, 2009 and 2008, respectively.
 (3) Interest and fees on loans and investments exclude tax equivalent adjustments.

                         EAGLE BANCORP, INC.
 Average Balances, Interest Yields And Rates, And Net Interest Margin
                              (Unaudited)
                        (dollars in thousands)

                             Nine Months Ended September 30,
                ------------------------------------------------------
                             2009                        2008
                --------------------------  --------------------------
                                    Average                     Average
                 Average             Yield/  Average             Yield/
                 Balance   Interest  Rate    Balance   Interest  Rate
                --------------------------  --------------------------
 ASSETS
 Interest
  earning
  assets:
 Interest
  bearing
  deposits with
  other banks
  and other
  short-term
  investments   $    2,734  $    56   2.64% $    2,776  $    74  3.56%
 Loans (1)(2)(3) 1,299,212   56,427   5.81%    808,337   41,098  6.79%
 Investment
  securities
  available
  for sale (3)     168,540    5,391   4.28%     92,795    3,418  4.92%
 Federal
  funds sold        30,442       51   0.22%     10,030      163  2.17%
                -------------------         -------------------
   Total
    interest
    earning
    assets       1,500,928   61,925   5.52%    913,938   44,753  6.54%
                -------------------         -------------------

 Total
  noninterest
  earning
  assets            67,804                      46,001
 Less:
  allowance for
  credit losses     19,132                       9,574
                ----------                  ----------
   Total
    noninterest
    earning
    assets          48,672                      36,427
                ----------                  ----------
   TOTAL ASSETS $1,549,600                  $  950,365
                ==========                  ==========

 LIABILITIES
  AND
  STOCKHOLDERS'
  EQUITY
 Interest
  bearing
  liabilities:
 Interest
  bearing
  transaction   $   50,954  $   117  0.31%  $   46,938  $   253  0.72%
 Savings and
  money market     359,657    4,298  1.60%     205,850    2,979  1.93%
 Time deposits     580,781   11,675  2.69%     334,143    9,898  3.96%
 Customer
  repurchase
  agreements
  and federal
  funds
  purchased         97,156      774  1.07%      58,497    1,019  2.33%
 Other
  short-term
  borrowings        32,875      428  1.70%      18,618      381  2.73%
 Long-term
  borrowings        48,597    1,832  5.07%      47,500    1,466  4.12%
                -------------------         -------------------
   Total
    interest
    bearing
    liabilities  1,170,020   19,124  2.19%     711,546   15,996  3.00%
                -------------------         -------------------

 Noninterest
  bearing
  liabilities:
 Noninterest
  bearing
  demand           223,746                     147,605
 Other
  liabilities        9,123                       5,155
                ----------                  ----------
   Total
    noninterest
    bearing
    liabilities    232,869                     152,760
                ----------                  ----------

 Stockholders'
  equity           146,711                      86,059
                ----------                  ----------
   TOTAL
    LIABILITIES
    AND
    STOCKHOLDERS'
    EQUITY      $1,549,600                  $  950,365
                ==========                  ==========

 Net interest
  income                    $42,801                     $28,757
                            =======                     =======
 Net interest
  spread                             3.33%                       3.54%
 Net interest
  margin                             3.81%                       4.20%

 (1) Includes loans held for sale.
 (2) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $1.3 million and $1.1 million for the nine months ended September 30, 2009 and 2008, respectively.
 (3) Interest and fees on loans and investments exclude tax equivalent adjustments.

 Eagle Bancorp, Inc.
 Statements of Income and Highlights (Quarterly Trends)
 (in thousands, except per share data) (Unaudited)

                                     Three Months Ended
                       ----------------------------------------------
                        Sept. 30,   June 30,    March 31,   Dec. 31,
 Income Statements:       2009        2009        2009        2008
 ------------------
 Total interest
  income               $   21,426  $   20,432  $   20,067  $   20,904
 Total interest
  expense                   6,408       6,112       6,604       7,680
                       ----------  ----------  ----------  ----------
 Net interest income       15,018      14,320      13,463      13,224
 Provision for credit
  losses                    1,857       1,718       1,566       1,450
                       ----------  ----------  ----------  ----------
 Net interest income
  after provision for
  credit losses            13,161      12,602      11,897      11,774
                       ----------  ----------  ----------  ----------
   Noninterest income
    (before investment
    gains or losses)        1,486       1,698       1,300       1,314
   Investment gains
    (losses)                   --       1,405         132         (53)
                       ----------  ----------  ----------  ----------
 Total noninterest
  income                    1,486       3,103       1,432       1,261
                       ----------  ----------  ----------  ----------
   Salaries and
    employee benefits       5,128       5,044       5,305       5,270
   Premises and
    equipment               1,798       1,827       1,875       1,861
   Marketing and
    advertising               228         242         315         734
   Other expenses           3,126       4,460       2,798       2,642
                       ----------  ----------  ----------  ----------
 Total noninterest
  expense                  10,280      11,573      10,293      10,507
                       ----------  ----------  ----------  ----------
 Income before
  income tax expense        4,367       4,132       3,036       2,528
 Income tax expense         1,625       1,481         961         867
                       ----------  ----------  ----------  ----------
 Net income                 2,742       2,651       2,075       1,661
 Preferred stock
  dividends and
  discount accretion          595         589         583         177
                       ----------  ----------  ----------  ----------
 Net Income Available
  to Common
  Shareholders         $    2,147  $    2,062  $    1,492  $    1,484
                       ==========  ==========  ==========  ==========

 Per Share Data (1):
 -------------------
 Earnings per
  weighted average
  common share, basic  $     0.16  $     0.16  $     0.12  $     0.12
 Earnings per
  weighted average
  common share,
  diluted              $     0.15  $     0.16  $     0.12  $     0.12
 Weighted average
  common shares
  outstanding, basic   13,504,539  12,750,496  12,742,725  12,703,425
 Weighted average
  common shares
  outstanding, diluted 13,794,355  12,887,964  12,793,974  12,777,262
 Actual shares
  outstanding          19,505,339  12,763,940  12,745,118  12,714,355
 Book value per
  common share at
  period end           $     8.46  $     8.52  $     8.49  $     8.34
 Dividend per common
  share                $       --  $       --  $       --  $       --

 Performance Ratios (annualized):
 --------------------------------
 Return on average
  assets                     0.67%       0.70%       0.56%       0.46%
 Return on average
  common equity              7.62%       7.71%       5.87%       5.21%
 Net interest margin         3.77%       3.91%       3.76%       3.74%
 Efficiency ratio (2)       62.29%      66.42%      69.10%      72.54%

 Other Ratios:
 -------------
 Allowance for credit
  losses to total
  loans                      1.51%       1.50%       1.50%       1.45%
 Nonperforming loans
  to total loans             1.73%       2.36%       3.67%       2.01%
 Nonperforming assets
  to total assets            1.63%       2.14%       3.33%       1.76%
 Net charge-offs
  (annualized) to
  average loans              0.48%       0.35%       0.29%       0.05%
 Average common
  equity to average
  assets                     9.71%       7.04%       6.89%       7.00%
 Tier 1 leverage
  ratio                     11.68%       8.96%       9.06%       9.39%
 Tier 1 risk based
  capital ratio             13.65%       9.91%      10.26%       9.97%
 Total risk based
  capital ratio             15.57%      12.05%      12.43%      12.11%

 Average Balances (in thousands):
 --------------------------------
 Total assets          $1,631,200  $1,519,091  $1,497,036  $1,450,553
 Total earning
  assets               $1,579,603  $1,468,296  $1,453,527  $1,406,422
 Total loans (3)       $1,317,685  $1,297,634  $1,281,950  $1,218,067
 Total deposits        $1,321,405  $1,164,977  $1,157,226  $1,152,378
 Total borrowings      $  146,819  $  199,479  $  190,065  $  177,954
 Total stockholders'
  equity               $  153,171  $  145,492  $  141,341  $  113,245

                                     Three Months Ended
                       ----------------------------------------------
                       Sept. 30,    June 30,    March 31,   Dec. 31,
 Income Statements:       2008        2008        2008        2007
 ------------------
 Total interest
  income               $   16,744  $   13,995  $   14,014  $   14,879
 Total interest
  expense                   5,829       4,753       5,414       6,036
                       ----------  ----------  ----------  ----------
 Net interest income       10,915       9,242       8,600       8,843
 Provision for credit
  losses                      995         814         720         883
                       ----------  ----------  ----------  ----------
 Net interest income
  after provision for
  credit losses             9,920       8,428       7,880       7,960
                       ----------  ----------  ----------  ----------
   Noninterest income
    (before investment
    gains or losses)        1,150         970         930       1,961
   Investment gains
    (losses)                   45          --          10          (1)
                       ----------  ----------  ----------  ----------
 Total noninterest
  income                    1,195         970         940       1,960
                       ----------  ----------  ----------  ----------
   Salaries and
    employee benefits       4,172       3,646       3,640       3,784
   Premises and
    equipment               1,380       1,103       1,080       1,180
   Marketing and
    advertising               125         114          81         109
   Other expenses           1,893       1,669       1,407       1,395
                       ----------  ----------  ----------  ----------
 Total noninterest
  expense                   7,570       6,532       6,208       6,468
                       ----------  ----------  ----------  ----------
 Income before
  income tax expense        3,545       2,866       2,612       3,452
 Income tax expense         1,284       1,011         961       1,166
                       ----------  ----------  ----------  ----------
 Net income                 2,261       1,855       1,651       2,286
 Preferred stock
  dividends and
  discount accretion           --          --          --          --
                       ----------  ----------  ----------  ----------
 Net Income Available
  to Common
  Shareholders         $    2,261  $    1,855  $    1,651  $    2,286
                       ==========  ==========  ==========  ==========

 Per Share Data (1):
 -------------------
 Earnings per
  weighted average
  common share, basic  $     0.20  $     0.17  $     0.15  $     0.22
 Earnings per
  weighted average
  common share,
  diluted              $     0.19  $     0.17  $     0.15  $     0.21
 Weighted average
  common shares
  outstanding, basic   11,482,401  10,816,857  10,759,361  10,658,364
 Weighted average
  common shares
  outstanding,
  diluted              11,576,095  10,896,766  10,927,392  10,873,180
 Actual shares
  outstanding          12,686,128  10,826,828  10,769,277  10,693,447
 Book value per
  common share at
  period end           $     7.93  $     7.78  $     7.76  $     7.59
 Dividend per common
  share                $       --  $     0.05  $     0.05  $     0.05

 Performance Ratios (annualized):
 --------------------------------
 Return on average
  assets                     0.82%       0.84%       0.77%       1.06%
 Return on average
  common equity              9.97%       8.81%       7.98%      11.33%
 Net interest margin         4.11%       4.34%       4.19%       4.30%
 Efficiency ratio (2)       62.51%      63.96%      65.07%      59.87%

 Other Ratios:
 -------------
 Allowance for
  credit losses to
  total loans                1.46%       1.15%       1.15%       1.12%
 Nonperforming loans
  to total loans             1.79%       1.45%       1.54%       0.74%
 Nonperforming
  assets to total
  assets                     1.45%       1.26%       1.30%       0.63%
 Net charge-offs
  (annualized) to
  average loans              0.27%       0.20%       0.01%       0.15%
 Average common
  equity to average
  assets                     8.21%       9.51%       9.67%       9.39%
 Tier 1 leverage
  ratio                      8.79%       9.43%       9.55%       9.46%
 Tier 1 risk based
  capital ratio              7.55%       9.74%       9.90%      10.20%
 Total risk based
  capital ratio              9.75%      10.80%      10.95%      11.21%

 Average Balances (in thousands):
 --------------------------------
 Total assets          $1,098,362  $  891,012  $  860,030  $  852,243
 Total earning assets  $1,057,543  $  857,232  $  825,463  $  816,187
 Total loans (3)       $  922,224  $  770,034  $  731,501  $  687,030
 Total deposits        $  863,930  $  683,151  $  655,105  $  659,355
 Total borrowings      $  138,374  $  118,634  $  116,684  $  107,697
 Total stockholders'
  equity               $   90,223  $   84,708  $   83,200  $   80,058

 (1) Per share amounts and the number of outstanding shares have been adjusted to give effect to the 10% common stock dividend paid on October 1, 2008
 (2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income
 (3) Includes loans held for sale

CONTACT:  Eagle Bancorp, Inc.
          Michael T. Flynn
          301.986.1800